Filed Pursuant to Rule 424(b)(3)

Registration No. 333-150687

Prospectus Supplement No. 4

(to Prospectus dated March 21, 2011)

25,200,000 SHARES

CURRENCYSHARES® RUSSIAN RUBLE TRUST

This Prospectus Supplement No. 4 amends and supplements our prospectus dated March 21, 2011 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated June 9, 2011, Prospectus Supplement No. 2 dated June 15, 2011 and Prospectus Supplement No. 3 dated September 13, 2011.

Under “Creation and Redemption of Shares,” the third sentence in the fourth full paragraph on page 24 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 14, 2011, CitiGroup Global Markets, Inc., Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Nomura Securities International, Inc. and RBC Capital Markets, LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 14, 2011